                                                                    Exhibit 10.2

                          CHANGE OF CONTROL AGREEMENT

     THIS CHANGE OF CONTROL AGREEMENT ("Agreement") is effective as of this 1/st/ day of April, 2001, by and between _________________ (the "Employee") and QUANTUM CORPORATION, a Delaware corporation (the "Corporation").

                                   Recitals
                                   --------

     A. The board of directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to assure that the Corporation will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Corporation.

     B. The board of directors believes that it is important to provide the Employee with compensation arrangements and stock benefits upon a Change of Control which provide the Employee with enhanced financial security, are competitive with those of other corporations, and provide sufficient incentive to the Employee to remain with the Corporation following a Change of Control.

     C. In order to accomplish the foregoing objectives, the board of directors has directed the Corporation, upon execution of this Agreement by the Employee, to agree to amend and restate the terms of this Agreement as in effect since its original effective date and to extend the terms of this Agreement as set forth below.

     D. Certain capitalized terms used in the Agreement are defined in Section 3 below.

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Corporation, the parties agree as follows:

     1.   Change of Control Severance Benefits.  Subject to Section 4 below, if
          ------------------------------------
the employee's employment terminates at any time within eighteen (18) months after a Change of Control, then the following shall apply:

          (a)  Voluntary Resignation; Termination For Cause.  If the Employee's
               --------------------------------------------
employment terminates in a voluntary resignation (and not an Involuntary Termination), or if the Employee is terminated for Cause, or if Employee voluntarily accepts a position below the level of vice president then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may be available under the Corporation's severance and benefits plans and policies existing at the time of such termination.

          (b)  Involuntary Termination.  If the Employee suffers an Involuntary
               -----------------------
Termination, then the Employee shall be entitled to:

               (i) Receive severance pay in an amount equal to twelve (12) months of the Employee's then established Base Compensation plus

               (ii) Receive reimbursements from the Corporation for the same level of health coverage and benefits as in effect for the Employee on the day immediately preceding the day of the Employee's termination of employment; provided, however, that (i) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (ii) Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA. The Corporation shall continue to reimburse Employee for continuation coverage until one year after the date of the Involuntary Termination. Employee shall be responsible for the payment of COBRA premiums (including, without limitation, all administrative expenses) for the remaining COBRA period.

          (c)  Disability; Death.  If the Employee's employment terminates due
               -----------------
to the Employee's Disability or death, then such termination shall be treated as if it were an Involuntary Termination and severance and other benefits shall be provided in accordance with paragraph (b) above.

     2.   Option and Stock Acceleration.
          -----------------------------

          (a)  Acceleration Upon Change of Control.  Subject to Section 4 below,
               -----------------------------------
in the event of a Change of Control:

               (i) Fifty percent (50%) of the then unvested portion of any stock option held by the Employee under the Corporation's stock option plans and outstanding at the time of the Change of Control shall become vested and the Employee shall automatically have the right to exercise all or any portion of such stock option to the extent so vested in addition to any portion of the option exercisable prior to the Change of Control;

               (ii) Fifty percent (50%) of any unvested shares held by the Employee under any common stock purchase agreement with the Corporation and outstanding at the time of the Change of Control shall automatically become vested shares, and such shares shall automatically be free of any right of repurchase to the extent so vested in addition to any shares which were vested prior to the Change of Control.

Where the Change of Control results from a merger or consolidation of the Corporation with any other corporation, such vesting shall occur prior to consummation of such merger or consolidation, no less than ten (10) days prior to such merger or consolidation.

          (b)  Option Acceleration Following Change of Control.  Subject to the
               -----------------------------------------------
continued employment of the Employee, after acceleration of vesting under paragraph (a)(i) the remaining unvested portion of any stock option shall become fully vested upon the first anniversary of the Change of Control (or the expiration date of such stock option, if earlier). If, however, the Employee's employment terminates within the twelve (12) month period following a Change of Control, then, subject to
Section 4 below, the exercisability of any stock option held by the Employee shall be as follows:

               (i)    Voluntary Resignation; Termination for Cause.  If the
                      --------------------------------------------
Employee's employment terminates in a voluntary resignation (and not an Involuntary Termination), or if the Employee is terminated for Cause, the Employee is entitled to exercise any vested stock option (including an option vested under paragraph (a)(i) above).

               (ii)   Involuntary Termination.  If the Employee suffers an
                      -----------------------
Involuntary Termination, then the portion of any stock option then held by the Employee that is not vested and exercisable shall automatically become vested and exercisable.

               (iii)  Disability; Death.  If the Employee's employment
                      -----------------
terminates due to the Employee's Disability or death, then such termination shall be treated as if it were an Involuntary Termination for purposes of this
Section 6.

          (c)  Acceleration of Unvested Shares Following Change of Control.
               -----------------------------------------------------------
Subject to the continued employment of the Employee, any unvested shares following the acceleration provided in paragraph (a)(ii) above shall vest on the date of the first anniversary following the Change of Control. If, however, the Employee's employment is terminated within the twelve (12) month period following a Change of Control, then, subject to Section 4 of the Agreement, any shares held by the Employee under any common stock purchase agreement with the Corporation shall become vested shares as follows:

               (i)    Voluntary Resignation; Termination for Cause.  If the
                      --------------------------------------------
Employee's employment terminates in a voluntary resignation (and not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall receive only his or her vested shares (including the shares vested under paragraph (a)(ii) above).

               (ii)   Involuntary Termination.  If the Employee suffers an
                      -----------------------
Involuntary Termination, then all of the Employee's shares shall vest.

               (iii)  Disability; Death.  If the Employee's employment
                      -----------------
terminates due to the Employee's Disability or death, then such termination shall be treated as if it were an Involuntary Termination for purposes of this
Section 2.

     3.   Definition of Terms.  The following terms referred to in this
          -------------------
Agreement shall have the following meanings:

          (a)  Base Compensation.  "Base Compensation" shall mean the base
               -----------------
salary the Corporation pays the Employee for his services immediately prior to an Involuntary Termination.

          (b)  Change of Control.  "Change of Control shall mean the occurrence
               -----------------
of any of the following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under said Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the total voting power represented by the Corporation's then outstanding voting securities; or

               (ii) A change in the composition of the board of directors of the Corporation occurring within a six (6) month period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Corporation as of the date hereof, or (B) are elected, or nominated for election, to the board of directors of the Corporation with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation); or

               (iii) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

          (c)  Involuntary Termination.  "Involuntary Termination" shall mean
               -----------------------
(i) without the Employee's express written consent, the assignment to the Employee of any duties or the reduction of the Employee's duties, either of which results in a significant diminution in the Employee's position or responsibilities with the Corporation in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities; (ii) without the Employee's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;
(iii) a reduction by the Corporation in the Base Compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Corporation in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than 25 miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Corporation which is not effected for Disability or for Cause; or (vii) the failure of the Corporation to obtain the assumption of this agreement by any successors contemplated in Section 10 below.

          (d)  Cause.  "Cause" shall mean (i) any act of personal dishonesty
               -----
taken by the Employee in connection with his responsibilities as an employee that is intended to result in substantial personal enrichment of the Employee,
(ii) the conviction of a felony, (iii) a willful act by the Employee which constitutes gross misconduct injurious to the Corporation, and (iv) continued violations by the Employee of the Employee's obligations under Section 1 of this Agreement which are demonstrably willful and deliberate on the Employee's part after the Corporation has delivered a written demand for performance to the Employee that describes the basis for the Corporation's belief that the Employee has not substantially performed his duties.

          (e)  Disability.  "Disability" shall mean that the Employee has been
               ----------
unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness with or without reasonable accommodation, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Employee or the Employee's legal representative (such statement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days' written notice by the Corporation of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

          (f)  Disinterested Board.  "Disinterested Board" shall mean the board
               -------------------
of directors of the Corporation excluding those members of the board of directors, if any, who are parties to agreements or arrangements identical to or substantially similar to this Agreement.

     4.   Limitation on Payments.
          ----------------------

          (a)  Basic Rule.  In the event that any payment or benefit received or
               ----------
to be received by the Employee in connection with a termination of his employment with the Corporation (collectively, the "Severance Payments") would
(i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to 280G and (ii) but for this Section 8(a), be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 (the "Excise Tax"), then, subject to the provisions of
Section 8(b) hereof, such Severance Payments (which Severance Payments shall collectively be referred to herein as the "Severance Parachute Payments") shall be reduced to the largest amount which the Employee, in his sole discretion, determines would result in no portion of the Severance Parachute Payments being subject to the Excise Tax. The determination of any required reduction pursuant to this Section 8(a) (including the determination as to which specific Severance Parachute Payments shall be reduced) shall be made by the Employee in his sole discretion, and such determination shall be conclusive and binding upon the Corporation or any related corporation for all purposes. The Corporation and its related corporations waive all claims and rights against the Employee with respect thereto except as specifically set forth in the next sentence. If the Internal Revenue Service (the "IRS") determines that a Severance Parachute Payment is subject to the Excise Tax, then the Corporation or any related corporation, as their exclusive remedy, shall seek to enforce the provisions of
Section 8(b) hereof.  Such
enforcement of Section 8(b) hereof shall be the only remedy, under any and all applicable state and federal laws or otherwise, for the Employee's failure to reduce the Severance Parachute Payments so that no portion thereof is subject to the Excise Tax. The Corporation or related corporation shall reduce a Severance Parachute Payment in accordance with Section 8(a) only upon written notice by the Employee indicating the amount of such reduction, if any.

          (b)  Remedy.  If, notwithstanding the reduction described in Section
               ------
8(a) hereof, the IRS determines that the Employee is liable for the Excise Tax as a result of the receipt of a Severance Parachute Payment, then the Employee shall, subject to the provisions of this Agreement, be obligated to pay to the Corporation (the "Repayment Obligation") an amount of money equal to the "Repayment Amount". The Repayment Amount with respect to a Severance Parachute Payment shall be the smallest such amount, if any, as shall be required to be paid to the Corporation so that the Employee's net proceeds with respect to any Severance Parachute Payment (after taking into account the payment of the Excise Tax imposed on such Severance Parachute Payment) shall be maximized. Notwithstanding the foregoing, the Repayment amount with respect to a Severance Parachute Payment shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Severance Parachute Payment. If the Excise Tax is not eliminated through the performance of the Repayment Obligation, the Employee shall pay the Excise Tax. If the Employee pays the Excise Tax, the Employee shall be entitled to receive from the Corporation a cash payment equal to the Primary Excise Tax Amount. For purposes of this
Section 8(b), the "Primary Excise Tax Amount" shall mean a calculation of the Employee's Excise Tax liability determined without including any amount paid or payable to the Employee under the preceding sentence. The Corporation shall make such payment to the Employee within thirty (30) days of the Employee's written request therefor, which request shall include reasonable proof of the Employee's Excise Tax payment. The Repayment obligation shall be performed within thirty (30) days of either (i) the Employee entering into a binding agreement with the IRS as to the amount of the Employee's Excise Tax liability or (ii) a final determination by the IRS or a court decision requiring the Employee to pay the Excise Tax with respect to such a Severance Parachute Payment from which no appeal is available or is timely taken.

     5.   At-Will Employment.  The Corporation and the Employee acknowledge that
          ------------------
the Employee's employment is at will and may be terminated at any time and for any reason, with or without notice. On termination of the Employee's employment, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Corporation's established employee plans and policies at the time of termination.

     6.   Term, Amendment and Termination.
          -------------------------------

          (a)  Term.  Subject to subsection (b) below, the terms of this
               ----
Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, (ii) April 1, 2003, or (iii) eighteen (18) months after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

          (b)  Amendment and Termination.  This Agreement may be amended in any
               -------------------------
respect or terminated by the unanimous resolution of the Disinterested Board, unless a Change of Control has previously occurred. If a Change of Control occurs, this Agreement shall no longer be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

          (c)  Form of Amendment.  The Form of any proper amendment or
               -----------------
termination of this Agreement shall be a written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment or termination has been approved by the Disinterested Board in accordance with
Section 6(b).

     7.   Successors.
          ----------

          (a)  Corporation's Successors.  Any successor to the Corporation
               ------------------------
(whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Corporation would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors.  The terms of this Agreement and all
               ---------------------
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          (c)  Employment By Subsidiaries.  If the Employee is employed by a
               --------------------------
wholly owned subsidiary of Quantum Corporation, then (i) "Corporation" as defined herein shall be deemed to include such subsidiary, and (ii) the effects intended to result from a Change of Control under this Agreement shall apply to such subsidiary, and the Employee shall be entitled to all the benefits and subject to all the obligations provided herein.

     8.   Notice.
          ------

          (a)  General.  Notices and all other communications contemplated by
               -------
this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b)  Notice of Termination.  Any termination by the Corporation for
               ---------------------
Cause or by the Employee as a result of an Involuntary Termination shall be communicated by a notice of termination of the other party hereto given in accordance with Section 11 of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than fifteen (15) days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

     9.   Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate.  The Employee shall not be required to
               -------------------
mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (b)  Waiver.  No provision of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Corporation (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)  Whole Agreement.  No agreements, representations or
               ---------------
understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

          (d)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California.

          (e)  Severability.  The invalidity or unenforceability of any
               ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f)  Arbitration.
               -----------

               (i) Employee and the Corporation agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Milpitas, California under the National Rules for the Resolution of Employment Disputes supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The parties shall be entitled to conduct discovery pursuant to the California Code of Civil Procedure. The arbitrator may regulate the timing and sequence of such discovery and shall decide any discovery disputes or controversies between the Corporation. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

               (ii) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules or conflicts of law.

               (iii) Unless otherwise provided for by law, the Corporation and the Employee shall each pay half of the costs and expenses of such arbitration.

               (iv) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, OR RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS AGREEMENT.

          (g)  No Assignment of Benefits.  The rights of any person to payments
               -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (g) shall be void.

          (h)  Withholding Taxes.  All payments made pursuant to this Agreement
               -----------------
will be subject to withholding of applicable taxes.

          (i)  Assignment by Corporation.  The Corporation may assign its rights
               -------------------------
under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Corporation or to the Corporation provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Corporation at the time of assignment. In the case of any such assignment, the term "Corporation" when used in a section of this Agreement shall mean the Corporation that actually employs the Employee.

          (j)  Amendment of Option and Purchase Agreements.  The Corporation and
               -------------------------------------------
the Employee agree that the provisions of this Agreement shall supersede any conflicting provisions of any stock purchase or stock option agreement of the Employee, and the Corporation and the Employee agree to execute such further documents as may be necessary to amend any such agreement.

          (k)  Headings.  The headings of sections herein are included solely
               --------
for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

          (l)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.


QUANTUM CORPORATION                     EMPLOYEE



By_______________________________       ___________________________________


Title:






                 SIGNATURE PAGE OF CHANGE OF CONTROL AGREEMENT